EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-22219) of Zenith National Insurance Corp. of our report dated June 24, 2008 relating to the financial statements and supplemental schedule of the Zenith 401(k) Plan as of December 31, 2007 and 2006, and for the year then ended December 31, 2007, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

June 24, 2008